BUSINESS LEASE

     This  Lease,   dated  January  22,  1997,  by  and  between  RAMSEY  FAMILY
PARTNERSHIP, as Landlord, and Western Fidelity Funding, Inc., as Tenant.

     In consideration of the payment of the rent and the performance of the covenants and agreements by the Tenant set forth herein, the Landlord does hereby lease to the Tenant the following described Premises situate in Jefferson County, in the State of Colorado; the address of which is 8291 West 14th Avenue, Lakewood, Colorado, 80215 (Northeast corner of West 14th Avenue and Brentwood).

     Said Premises, with all the appurtenances, are leased to the Tenant from the date of February 1, 1997, until the date of January 31, 2001 at and for a rental for the full term of $52,800, payable in monthly installments of $1,100, in advance, on the 1st day of each calendar month during the term of this lease payable at 1480 Brentwood Street, Lakewood, Colorado 80215.

THE TENANT, IN CONSIDERATION OF THE LEASING OF THE PREMISES
AGREES AS FOLLOWS:

     1.  To pay the rent for the premises described above.

     2. To keep the improvements upon the Premises, including sewer connections, plumbing, wiring and glass in good repair, all at Tenant's expense, and at the expiration of this Lease to surrender the Premises in as good a condition as when the Tenant entered the Premises, loss by fire, inevitable accident, and ordinary wear excepted. To keep all sidewalks on and around the Premises free and clear of ice and snow, and to keep the entire exterior Premises free from all litter, dirt, debris and obstructions; to keep the Premises in a clean and sanitary condition as required by the ordinances of the city and county in which the property is situate.

     3. To sublet no part of the Premises, and not to assign the Lease or any interest therein without the written consent of the Landlord, which consent shall not be unreasonably withheld.

     4. To use the Premises only as retail sales of used automobiles and for no other purpose, and to use the Premises for no purposes prohibited by the laws of the United States or the State of Colorado, or of the ordinances of the city or town in which said Premises are located, and for no improper or questionable purposes whatsoever, and to neither permit nor suffer any disorderly conduct, noise or nuisance having a tendency to annoy or disturb any persons occupying adjacent premises.

     5. To neither hold nor attempt to hold the Landlord liable for any injury or damage, either proximate or remote, occurring through or caused by the repairs, alterations, injury or accident on or to the Premises, or adjacent premises, or other parts of the above Premises not herein demised, or by reason of the negligence or default of the owners or occupants thereof or any other person, nor to hold the Landlord liable for any injury or damage occasioned by the defective electric wiring, or the breakage or stoppage of plumbing or sewerage upon said premises or upon adjacent premises, whether breakage or stoppage results from freezing or otherwise; to neither permit nor suffer said Premises, or the walls or floors thereof, to be endangered by overloading, nor said Premises to be used for any purpose which would render the insurance thereon void or the insurance risk more hazardous, nor make any alterations in or changes in, upon, or about said premises without first obtaining the written consent of the Landlord therefor, but to permit the Landlord to place a "For Rent" sign, upon the leased Premises at any time after sixty (60) days before the end of this Lease.

     6. To allow the Landlord to enter upon the Premises at any reasonable hour.

IT IS EXPRESSLY UNDERSTOOD AND AGREED BETWEEN LANDLORD AND
TENANT AS FOLLOWS:

     7. All charges for water and water rents are to be paid by Tenant. All charges for heating and lighting are to be paid by Tenant. Janitorial services are to be paid by Tenant.

     8. No assent, express or implied, to any breach of any one or more of the agreements hereof shall be deemed or taken to be a waiver of any succeeding or other breach.

     9. If, after the expiration of this Lease, the Tenant shall remain in possession of the Premises and continue to pay rent without a written agreement as to such possession, then such tenancy shall be regarded as a month-to-month tenancy, at a monthly rental, payable in advance equivalent to the last month's rent paid under this lease, and subject to all the terms and conditions of this Lease.

     10. If the Premises are left vacant and any part of the rent reserved hereunder is not paid, then the Landlord may, without being obligated to do so, and without terminating this Lease, retake possession of the said Premises and rent the same for such rent, and upon such conditions as the Landlord may think best, making such changes and repairs as may be required, giving credit for the amount of rent so received less all expenses of such changes and repairs, and the Tenant shall be liable for the balance of the rent herein reserved until the expiration of the terms of this Lease.

     11. The Landlord acknowledges receipt of a deposit in the amount of $0.00 to be held by the Landlord for the faithful performance of all of the terms, conditions and covenants of this Lease. The Landlord may apply the deposit to cure any default under the terms of this Lease and shall account to the Tenant for the balance. The Tenant may not apply the deposit hereunder to the payment of the rent reserved hereunder or the performance of other obligations.

     12. At the Landlord's option, it shall be deemed a breach of this Lease if the Tenant defaults (a) in the payment of the rent or any other monetary obligation herein; or (b) in the performance of any other term or condition of this Lease. The Landlord may elect to cure such default and any expenses of curing may be added to the rent and shall become immediately due and payable.

     In the event that the Landlord elects to declare a breach of this Lease, the Landlord shall have the right to give the Tenant three (3) days written notice requiring payment of the rent or compliance with other terms or provisions of the Lease, or delivery of the possession of the Premises. In the event any default remains uncorrected after three (3) days written notice, the Landlord, at Landlord's option, may declare the term ended, repossess the Premises, expel the Tenant and those claiming through or under the Tenant and remove the effects of the Tenant, all without being deemed guilty in trespass or of a forcible entry and detainer and without prejudice to any other remedies to which the Landlord may be entitled. If at any time this lease is terminated under this paragraph, the Tenant agrees to peacefully surrender the Premises to have the Landlord immediately upon termination, and if the Tenant remains in possession of the Premises, the Tenant shall be deemed guilty of unlawful detention of the Premises. The Lessor shall be entitled to recover from the Tenant all damages by reason of the Tenant's default, including but not limited to the cost to recover and repossess the premises, the expenses of reletting, necessary renovation and alteration expenses, commissions and the rent for the balance of the term of this Lease.

     13. In the event the Premises shall become untenantable on account of damage by fire, floor or act of God, this lease may be thereupon terminated and the rent apportioned to the date of the occurrence of such damage.

     14. In the event of any dispute arising under the terms of this Lease, or in the event of non-payment of any sums arising under this Lease and in the event the matter is turned over to an attorney, the party prevailing in such dispute shall be entitled, in addition to other damages or costs, to receive reasonable attorneys' fees from the other party.

     15. In the event any payment required hereunder is not made within ten (10) days after the payment is due, a late charge in the amount of five percent (5%) of the payment will be paid by the Tenant.

     16. In the event of a condemnation or other taking by any governmental agency, all proceeds shall be paid to the Landlord hereunder, the Tenant waiving all rights to any such payments.

     17. This Lease is made with the express understanding and agreement that in the event the Tenant becomes insolvent, the Landlord may declare this Lease ended, and all rights of the Tenant hereunder shall terminate and cease.

     18. The Landlord and the Tenant further agree to the terms, covenants, and conditions set forth in the Rider to this Lease hereto attached and incorporated by this reference.

     Tenant shall provide Ramsey Family Partnership a copy of their current dealers license and the renewal of such license each year for the length of the lease.

     Tenant shall notify Ramsey Family Partnership immediately of any actions taken by the Colorado Dealers Administration that would revoke Tenant's dealers license at 8291 W. 14th Avenue.

     SHOULD ANY PROVISION of this Lease violate any federal, state or local law or ordinance, that provision shall be deemed amended to so comply with such law or ordinance, and shall be construed in a manner so as to comply.

     This Lease shall be binding on the parties, their personal representatives, successor and assigns.

     When used herein, the singular shall include the plural, and the use of any gender shall apply to both genders.

Attest:                                         RAMSEY FAMILY PARTNERSHIP,
       --------------------                     Landlord


                                                By:
                                                   ----------------------------
                                                   Partner

Attest:                                         WESTERN FIDELITY FUNDING, INC.
        -------------------                     Tenant

                                                By: /s/ Gene E. Osborn
                                                   -----------------------------
                                                   Title:  President


                                   GUARANTEE

     For value received, I, Gene Osborn, hereby personally guarantee the payment of the rent and the performance of the covenants and agreements by the Tenant between Ramsey Family Partnership, and Western Fidelity Funding in the above Lease covenanted and agreed, in manner and form as in said Lease provided.

Dated:
       -----------------------
------------------------------                    ------------------------------

                            ASSIGNMENT AND ACCEPTANCE

     For   value   received  --------------------------------------------------,
assignor, hereby assigns all right, title and interest in and to the within lease unto ----------------------------------, assignee, the heirs, successors and assigns of the assignee, with the express understanding and agreement that the said assignor shall be and remain liable for the full payment of the rent reserved and the performance of all the covenants and agreements made in said lease by the Tenant therein named, and will pay said rent and fully perform said covenants and agreements in case said assignee shall fail so to do; and in consideration of this assignment, the said assignee hereby assumes and agrees to make all the payments and perform all the covenants and agreements contained in said lease, by the Tenant therein agreed to be made and performed.

Dated:
       -----------------------
------------------------------                    ------------------------------

                              CONSENT OF ASSIGNMENT

     Consent to the assignment of the within lease to ------------------, is hereby given, on the express condition, however, that the assignor shall remain liable for the prompt payment of the rent and performance of the covenants on the part of the Tenant as herein mentioned, and that no further assignment of said lease or sub-letting of the premises or any part thereof shall be made without further written assent first had thereto.

Dated:
       -----------------------
------------------------------                    ------------------------------

                              LANDLORD'S ASSIGNMENT

     In consideration of One Dollar, in hand paid, I hereby transfer, assign and set over to ---------------------------------------------------------------- and
assign my interest in the within lease, and the rent therein reserved.


Dated:
       -----------------------
------------------------------                    ------------------------------

                                 RIDER TO LEASE
                                     between
                     RAMSEY FAMILY PARTNERSHIP as Landlord,
                                       and
            WESTERN FIDELITY FUNDING, INC., a Corporation, as Tenant,
                             dated January 22, 1997

     Landlord and Tenant further agree as follows:

     1. Liability Insurance:
          (a) Tenant shall procure and maintain at its own cost at all times during the term of this Lease and any extensions hereof, hazard, fire and extended coverage on Tenant's property and the contents of the Premises, comprehensive general liability insurance, including coverage for bodily injury, property damage, and personal injury with the following limits of liability:
Five Hundred Thousand and no/100 Dollars, ($500,000.00) each Occurrence combined single limit for bodily injury, property damage and personal injury. All such insurance shall be procured from a responsible insurance company or companies authorized to do business in Colorado, and shall be otherwise satisfactory to Landlord. All such policies shall name Landlord as an additional insured, and shall provide that the same may not be canceled or altered except upon thirty
(30) days prior written notice to Landlord. All insurance maintained by Tenant shall be primary to any insurance provided by Landlord. Tenant shall provide certificate(s) of such insurance to Landlord upon commencement of die Lease term and at least thirty (30) days prior to any annual renewal date thereof and upon request from time to time and such certificates shall disclose that such insurance names Landlord as an additional insured, in addition to the other requirements set forth herein. The limits of such insurance shall not, under any circumstances, limit the liability of Tenant hereunder.

          (b) Each party agrees to use its best efforts to include in each of its policies insuring against loss, damage or destruction by fire or other casualty a waiver of the insurer's right of subrogation against the other party.

     2. Mortgages: It is agreed that this Lease e is subject to and subordinate to the lien of any trust deeds or mortgages now on, or which at any time may be made a lien upon the Premises, or the building in which the demised Premises are situate, and to all advances made or hereafter to be made upon the security thereof. The Tenant agrees to execute and deliver upon request such further instrument or instruments, subordinating this Lease to the lien of any, such trust deeds or mortgages as shall be desired by any mortgagee or proposed mortgagee.

     3. Condemnation:

          (a) If the whole of the Premises or so much thereof as to render the balance unusable by Tenant for the proper conduct of its business shall be taken under power of eminent domain or transferred under it thereof, then this Lease, at the option of either Landlord or Tenant exercised by either party giving notice to the other of such election within thirty (30) days after such conveyance or taking possession, whichever is earlier, shall forthwith cease and terminate and the rent shall be duly apportioned as of the date of such taking or conveyance. No award for any partial or entire taking shall be apportioned and Tenant hereby assigns to Landlord any award which may be made in such taking or condemnation, together with any and all rights of Tenant now or hereafter arising or to the same or any part thereof. Notwithstanding the foregoing, Tenant shall be entitled to directly from the condemning authority, an award for its removable trade fixtures, equipment and personal property and relocation expenses, if any, to the extent Landlord's award is not diminished. In the event of a partial taking which does not result in a termination of this Lease, rent shall be reduced in proportion to the reduction in the size of the Premises so taken and this Lease shall he modified accordingly. Promptly after obtaining knowledge thereof, Landlord or Tenant, as the case may be, shall notify the other of any pending or threatened condemnation or taking affecting the Premises or the building.

          (b) If all or any portion of the Premises shall be condemned or taken for governmental occupancy for a limited period, this Lease shall not terminate and Landlord shall be entitled to receive the entire amount of any such award or payment thereof as damages, rent or otherwise. Tenant hereby assigns to Landlord any award which may be made in such temporary taking, together with any and all rights of Tenant now or hereafter arising, in or to the same or any part thereof. Tenant shall be entitled to receive an abatement of rent in proportion to the reduction in the size of the Premises so taken.

     4. Maintenance and Repairs: Landlord shall keep and maintain the roof and structural components of the leased premises. Except for the Landlord's obligations, aforesaid, Tenant shall maintain the leased premises in good repair and working order, including any plumbing, heating, ventilation, air conditioning and electrical components. Notwithstanding anything to the contrary contained in this paragraph, it is specifically recognized and agreed that Tenant shall make all repairs necessitated by the negligence of Tenant's agents and employees and shall also be responsible for and bear the sole cost of all ordinary maintenance required in respect to the same. Tenant shall be fully responsible for all broken and cracked glass in or upon the Premises, excepting glass damaged by fire or other casualty to the extent covered by Landlord's fire and extended coverage insurance.

     5. Fire and Casualty Insurance: Tenant shall neither bring, nor keep on the demised Premises anything that will cause an increase in the fire or casualty insurance premiums on the buildings of which the demised Premises are a part, nor shall Tenant use the Premises in any manner or for any purpose that will cause either an increase in insurance premiums, the cancellation of any insurance coverage, or the refusal of any insurance carrier to insure the demised Premises against the specified hazards, and Tenant shall not permit the employees, agents, guests, or subtenants to do any of the acts prohibited to Tenant herein.

          Tenant shall pay on demand, as additional rent, any increase that may be required in the insurance premiums as a result of any violation of this provision.

          Landlord shall have the option to terminate is Lease if any violation of this provision results in either the cancellation of any insurance on the premises or the refusal by an insurance carrier to insure the premises. If Landlord elects not to terminate this Lease, Landlord may take available legal action to enjoin Tenant from continuing the Lease or conduct detrimental to the present insurance rate herein.

     6. Indemnity: Tenant shall indemnify Landlord against all expenses, liabilities, and claims of every kind including reasonable attorneys' fees, by or on behalf of any person or entity arising out of either (1) a failure by Tenant to perform any of the terms or conditions of this Lease, (2) any injury or damage happening on or about the demised premises, (3) failure to comply with any law of any governmental authority, or (4) any mechanic's lien or security interest filed against the demised premises or equipment, materials or alterations of buildings or improvements thereon.

     7. Restrictions on Use: Tenant shall neither permit on the premises any act, sale, or storage that may be prohibited under standard forms of fire insurance policies, nor use the Premises for any such purpose. In addition, no use shall be made or permitted to be made that shall result in (1) waste on the Premises, (2) a public or private nuisance that may disturb the quiet enjoyment of other tenants in the building, (3) improper, unlawful, or objectionable use, including sale, storage or preparation, or any materials generating an odor on the Premises, (4) noises or vibrations that may disturb other tenants. Landlord shall be the judge of what constitutes undue waste, nuisance, odors, noises and vibrations, or abandonment of the rise of the Premises for retail sales of used automobiles. A copy of the Non-Conforming Use Certificate, City of Lakewood, is attached and incorporated Herein.

     8. Public Utilities: Landlord shall not be liable for any failure of a public or private utility company or municipality to supply any utility (sewer, water, gas or electrical service) to the demised Premises. Furthermore, any reduction or termination of said services by utility companies or municipalities will not alter or terminate the Lease between Landlord and Tenant.

     9. Suitability: Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representations or warranties with respect to the leased Premises or the building or with respect to the suitability of either for the conduct of Tenant's business, nor has Landlord agreed to undertake any modification, alteration or improvement to the Premises except as provided in this Lease. The taking of possession of the leased premises by Tenant shall conclusively establish that the Premises and the building are at such time in satisfactory condition.

     10. Alterations and Additions: Tenant shall make no alterations, additions or improvements to the leased Premises or any part thereof without obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld. All such alterations, additions or improvements shall at the expiration or earlier termination of this Lease become the property of Landlord and remain upon and be surrendered with the leased Premises.

     11. Late Charge: Tenant shall pay to Landlord a late charge of five percent (5 %) of any installment of rent not received by Landlord within ten (10) days after the payment is due.

     12. Hazardous Materials: Tenant shall not (either with or without negligence) (a) cause or permit the escape, disposal, or release of any biologically or chemically active or other hazardous substances or materials, or
(b) allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials, or (c) allow any such materials or substances to be brought onto the Premises except to use in the ordinary course of the Tenant's business, and then only after written notice is given to the Landlord of the identity of such substances or materials. The Tenant shall defend, indemnify and hold harmless the Landlord against and from availability, claim of liability, or expense arising out of any release of hazardous materials on the Premises occurring while the Tenant is in possession thereof, or elsewhere if caused by the Tenant or any person acting under the Tenant.

     13. Signs: The Tenant shall have the right to erect from time to time within the premises such signs as it desires, in accordance with applicable law, with the approval of the City of Lakewood and Landlord. Landlord's approval shall not be unreasonably withheld.

     14. Effect of Rider: This Rider shall amend the Lease to which this Rider is attached. In the event of any inconsistencies between this Rider and the Lease, the provisions of this Rider shall control. Except as may be expressly amended by this Rider, all of the terms, provisions, and conditions of this Lease shall be and remain in full force and effect.

     15. Total Agreement: This Lease contains the entire agreement between the parties and cannot be changed or terminated except by written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors, and assigns of both parties.

                                             Landlord:

                                             RAMSEY FAMILY PARTNERSHIP


                                             By:
                                                -------------------------------
                                                Partner

                                             Tenant:

                                             WESTERN FIDELITY FUNDING, INC.


                                             By:  /s/Gene E. Osborn
                                                -------------------------------
                                                Title:  President